EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Telecom Communications, Inc.

We hereby consent to the use of our audit report dated December 16, 2004, with respect to the financial statements of Telecom Communications, Inc. as filed in form 10-KSB and incorporated by reference in the Registration Statement on Form S-8 to be filed on June 9, 2005. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.



CHILD, SULLIVAN & COMPANY
Kaysville, Utah
June 7, 2005